EXECUTION VERSION

AMENDMENT NO. 12
TO SECOND MASTER REPURCHASE AGREEMENT

Amendment No. 12, dated as of June 19, 2006 (this ‘‘Amendment’’), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the ‘‘Buyer’’), MORTGAGEIT, INC. (‘‘MortgageIT’’), MHL Funding Corp. (‘‘MHL’’) and MORTGAGEIT HOLDINGS, INC. (‘‘Holdings,’’ and together with MortgageIT and MHL, the ‘‘Sellers’’).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of March 11, 2005, as amended by that certain Amendment No. 1, dated as of June 17, 2005, Amendment No. 2, dated as of July 18, 2005, Amendment No. 3, dated as of September 19, 2005, Amendment No. 4, dated as of November 19, 2005, Amendment No. 5, dated as of January 30, 2006, Amendment No. 6, dated as of February 28, 2006, Amendment No. 7, dated as of March 13, 2006, Amendment No. 8, dated as of April 5, 2006, Amendment No. 9, dated as of April 27, 2006, Amendment No. 10, dated as of May 5, 2006 and Amendment No. 11, dated as of May 31, 2006 (as the same may have been amended and supplemented from time to time, and as amended by this Amendment, the ‘‘Repurchase Agreement’’). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Repurchase Agreement is hereby amended as follows:

SECTION 1.    Definitions.

1.1    Section 2 of the Repurchase Agreement is hereby amended by adding the following definitions:

‘‘‘‘Aged 120 Day Loan’’ means a Mortgage Loan which has been subject to a Transaction hereunder for period of greater than 120 days but not greater than 180 days.’’

‘‘‘‘Aged 180 Day Loan’’ means a Mortgage Loan which has been subject to a Transaction hereunder for period of greater than 180 days but not greater than 250 days.’’

‘‘‘‘Delinquent Mortgage Loan’’ means any Mortgage Loan for which any payment of principal or interest is up to eighty-nine (89) days past due.’’

‘‘‘‘Delinquent 90 Mortgage Loan’’ means any Mortgage Loan for which any payment of principal or interest is more than eighty-nine (89) days past due, (ii) any Mortgage Loan with respect to which the related Mortgagor is in bankruptcy, or (iii) any Mortgage Loan with respect to which the related Mortgaged Property is in foreclosure.’’

‘‘‘‘Pricing Side Letter’’ means that certain letter agreement, dated as of June     , 2006, among the Buyer and the Sellers, a copy of which is attached as Exhbiti1 hereto.’’

1.2    Section 2 of the Repurchase Agreement is hereby amended by deleting the definitions of ‘‘Aged Loan,’’ ‘‘LIBOR,’’ ‘‘Market Value,’’ ‘‘Maximum Aggregate Purchase Price,’’ ‘‘Mortgage Loan,’’ ‘‘Pricing Rate,’’ ‘‘Purchase Price,’’ ‘‘Purchase Price Percentage,’’ ‘‘Repurchase Date,’’ ‘‘Repurchased Mortgage Loan’’ and ‘‘Termination Date’’ in their entirety and replacing the same with the following:

‘‘‘‘Aged Loan’’ means a Loan which is an Aged 120 Day Loan or an Aged 180 Day Loan.’’

‘‘‘‘LIBOR’’ means for each day, the rate of interest (calculated on a per annum basis) equal to the one month British Bankers Association Rate as reported on the display designated as

‘‘BBAM’’ ‘‘Page DG8 4a’’ on Bloomberg (or such other display as may replace ‘‘BBAM’’ ‘‘Page DG8 4a’’ on Bloomberg) on such date of determination, and if such rate shall not be so quoted, the rate per annum at which Buyer is offered Dollar deposits at or about 11:00 a.m., (New York City time), on such day, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its loans are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day.’’

‘‘‘‘Market Value’’ shall have the meaning ascribed thereto in the Pricing Side Letter.’’

‘‘‘‘Maximum Aggregate Purchase Price’’ means SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000); provided, for the avoidance of doubt, the ‘‘Maximum Committed Purchase Price’’ means TWO HUNDRED MILLION DOLLARS ($200,000,000) as more particularly described in the definition thereof.’’

‘‘‘‘Mortgage Loan’’ means any Conforming Mortgage Loan, Jumbo Mortgage Loan, Alt-A Mortgage Loan (including, without limitation, any Pay-Option Arm), Sub-Prime Mortgage Loan, Second Lien Mortgage Loan, HELOC, Home Equity Mortgage Loan, Co-op Loan, Repurchased Mortgage Loan, Aged Loan, Delinquent Mortgage Loan, Delinquent 90 Mortgage Loan or Exception Mortgage Loan which is fixed or floating-rate, one-to-four family residential mortgage or home equity loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof; provided, however, that, except as expressly approved in writing by Buyer, Mortgage Loans shall not include any ‘‘high-LTV’’ loans (i.e., a mortgage loan having a loan-to-value ratio in excess of 100% or in excess of such lower percentage set forth in the Underwriting Guidelines or with respect to Second Lien Mortgage Loans, a combined loan-to-value ratio, in excess of the lower of (i) the percentage specified in the Underwriting Guidelines, or (ii) 100%) or any High Cost Mortgage Loans.’’

‘‘‘‘Pricing Rate’’ shall have the meaning ascribed thereto in the Pricing Side Letter.’’

‘‘‘‘Purchase Price’’ shall have the meaning ascribed thereto in the Pricing Side Letter.’’

‘‘‘‘Purchase Price Percentage’’ shall have the meaning ascribed thereto in the Pricing Side Letter.’’

‘‘‘‘Repurchase Date’’ means the earliest of (i) the Termination Date, (ii) the date set forth in the applicable Purchase Confirmation, (iii) the date determined by application of Section 16 hereof, or (iv) the date identified to Buyer by a Seller as the date that the related Mortgage Loan is to be sold pursuant to a Take-Out commitment. Notwithstanding the foregoing, for any Mortgage Loan that is designated as a Repurchased Mortgage Loan, a Delinquent Mortgage Loan or a Delinquent 90 Mortgage Loan, the Repurchase Date shall not be a date that is greater than 120 days from the date of such designation.’’

‘‘‘‘Repurchased Mortgage Loan’’ means a Mortgage Loan (a) which is repurchased by a Seller from any third party purchaser as a result of a breach of representations and warranties under the agreed upon terms in which the claimed breach is not a result of fraud or material representation of a fact by any party to the Mortgage Loan or consumer credit law violation, (b) where the claimed breach or early payment default is expressly identified to Buyer in writing, (c) which is subject to a Transaction hereunder for no more than 120 days, and (d) which has not been foreclosed upon or converted to REO Property. In addition to the foregoing, in no event will a Repurchased Mortgage Loan be subject to a Transaction hereunder as a ‘‘Repurchased Mortgage Loan’’ if there is a breach of representation or warranty in respect of such Repurchased Mortgage Loan other than the breach identified in writing to the Buyer pursuant to clause (b) of this definition.’’

‘‘‘‘Termination Date’’ means the earlier of (a) July 31, 2007, and (b) the date of the occurrence of an Event of Default.’’

1.3    Section 2 of the Repurchase Agreement is hereby amended by deleting the definitions of ‘‘Aggregation Mortgage Loan,’’ ‘‘Origination 180 Day Loan’’ and ‘‘Non-Performing Mortgage Loan’’ in their entirety.

SECTION 2.    Additional Modifications.

2.1    Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing the same with the following:

‘‘(a)    Adjusted Tangible Net Worth. Sellers, on a consolidated basis, shall maintain an Adjusted Tangible Net Worth of at least $275,000,000.’’

2.2    Exhibit D to the Existing Repurchase Agreement (Form of Officer’s Compliance Certificate) is hereby amended by deleting it in its entirety and replacing the same with Exhibit 2 hereto.

SECTION 3.    Conditions Precedent.    This Amendment shall become effective on June     , 2006 (the ‘‘Amendment Effective Date’’), subject to the satisfaction of the following conditions precedent:

3.1    Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)    this Amendment, executed and delivered by a duly authorized officer of the Buyer and Sellers;

(b)    such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4.    Representations and Warranties. Each of the Sellers hereby represents and warrants to the Buyer that they are in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 5.    Limited Effect.    Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6.    Counterparts.    This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer
	By:	/s/ Bruce S. Kaiserman
Name: Bruce S. Kaiserman Title: Vice President
MortgageIT:	MORTGAGEIT, INC., as Seller
	By:	/s/ Robert A. Gula
Name: Robert A. Gula Title: Chief Financial Officer
Holdings:	MORTGAGEIT HOLDINGS, INC., as Seller
	By:	/s/ Glenn J. Mouridy
Name: Glenn J. Mouridy Title: President and Chief Financial Officer
MHL:	MHL FUNDING CORP., as Seller
	By:	/s/ Donald Epstein
Name: Donald Epstein Title: Treasurer

Exhibit 1

Pricing Side Letter

Exhibit 2

[Exhibit D]

[Form of] Officer’s Compliance Certificate